UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) March 31, 2016

Alpine 4 Technologies Ltd.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55205	46-5482689
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

4742 N. 24th Street Suite 300
Phoenix, AZ
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

855-777-0077 ext 801
 (ISSUER TELEPHONE NUMBER)

 (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01                          Regulation FD Disclosure.
Item 8.01                          Other Information.

On March 31, 2016, Alpine 4 Technologies Ltd., a Delaware corporation (the "Company"), announced that it has completed the previously announced acquisition of Quality Circuit Assembly, Inc. ("QCA")  in a cash and debt transaction, and will take effective control of QCA on April 1, 2016.  As a result of the acquisition, QCA will become a direct, wholly owned subsidiary of the Company.

The Company also issued a press release to announce the closing of the acquisition and the change of control effective April 1, 2016.  The Company's press release is included as Exhibit 99 to this Current Report.

The information provided in this Item 7.01 shall be deemed to be "furnished," and not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, pursuant to Instruction B.2 of Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.                          Description of Exhibit

99.1                          Alpine 4 Technologies Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpine 4 Technologies Ltd.

By: /s/ Kent B. Wilson
Kent B. Wilson
Chief Executive Officer, Chief Financial Officer, President
(Principal Executive Officer, Principal Financial Officer)

 Date: March 31, 2016